Exhibit 99.1

Fifth Street Finance Corp. Announces Results of Special Meeting of Stockholders

Results Indicate Stockholders Overwhelmingly Approved New Investment Advisory Agreement

GREENWICH, CT, March 21, 2017 – Fifth Street Finance Corp. (NASDAQ: FSC) (“FSC”) today announced that the results of its Special Meeting of Stockholders indicate that FSC’s stockholders have overwhelmingly approved a new investment advisory agreement with Fifth Street Management LLC.  Over 88% of votes cast were in favor of the new investment advisory agreement, which adjusts the Part I incentive fee, both by introducing a total return hurdle, which may decrease the incentive fee by 25% per quarter after taking into account any realized and unrealized losses, and decreasing the quarterly hurdle rate used in calculating the incentive fee from 2% to 1.75%.

“The new investment advisory agreement is an important step towards further aligning the interests of our investment adviser with our stockholders,” said Patrick Dalton, Chief Executive Officer of FSC. “Additionally, we believe that the actions taken to adjust the Part I incentive fee are prudent for the current environment and, over the long-term, should allow for a more stable NAV and return on equity for our stockholders. With the Special Meeting now behind us, our management team continues to focus on generating consistent results and driving strong credit performance across our portfolio.”

The voting results were provided by the Company’s proxy solicitor, Alliance Advisors LLC.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors.  FSC originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  FSC's investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments. FSC has elected to be regulated as a business development company and is externally managed by a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM), a nationally recognized credit-focused asset manager with approximately $5 billion in assets under management across multiple public and private vehicles. With a track record of over 18 years, the Fifth Street platform received the 2015 ACG New York Champion's Award for "Lender Firm of the Year," and other previously received accolades include the ACG New York Champion's Award for "Senior Lender Firm of the Year," "Lender Firm of the Year" by The M&A Advisor and "Lender of the Year" by Mergers & Acquisitions.  FSC's website can be accessed at fsc.fifthstreetfinance.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the future operating results, dividends and business prospects of Fifth Street Finance Corp. (“FSC”, or “Company”). Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “project,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason. Such factors are identified from time to time in FSC’s filings with the Securities and Exchange Commission and include changes in the economy and the financial markets and future changes in laws or regulations and conditions in the Company’s operating areas. FSC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com

Media Contact:

James Golden / Aura Reinhard / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449